UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

The Beachbody Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39735	85-3222090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Continental Blvd Suite 400
El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 883-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BODI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2024, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The Beachbody Company, Inc. (the “Company”) amended the stock option previously granted to Mr. Goldston under the Company’s 2023 Employment Inducement Incentive Award Plan in June 2023 (the “Option”).

The Option covers an aggregate of 477,661 shares of the Company’s Class A common stock, after taking into account the 1-for-50 reverse stock split that we effectuated in November 2023. Of this amount, 159,221 shares subject to the Option were scheduled to vest based on continued service and 318,440 shares were scheduled to vest based on the attainment of applicable performance goals and continued service. As amended by the Committee, the Option no longer will be subject to performance goals and instead will be scheduled to vest solely based on continued service, such that all 477,661 shares subject to the Option will vest and become exercisable as to 25% of the shares on each of the first four anniversaries of June 15, 2023, subject to Mr. Goldston’s continued service through the applicable vesting date (the “Amendment”).

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Stock Option Inducement Grant Notice and Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

The Board approved the repricing of the exercise price of outstanding underwater stock options previously granted to certain eligible employees and other service providers (including certain of our named executive officers), including the Option. Effective as of November 13, 2024, these options will have an exercise price per share equal to $6.43, which was the closing price of our common stock on that date. Options held by our Chief Executive Officer and any member of the Board (other than Mr. Goldston) were not eligible to participate in the repricing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Beachbody Company, Inc.

Date:	November 15, 2024	By:	/s/ Jonathan Gelfand
Jonathan Gelfand Executive Vice President, Business & Legal Affairs, Corporate Secretary